SHARE EXCHANGE AGREEMENT

by and among

ZHANG ZE

INNOMIND GROUP LIMITED

and

JADE MOUNTAIN CORPORATION

dated as of October 5, 2007

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of October 5, 2007 (this “Agreement”) by and among Zhang Ze, an individual (“Zhang”), Innomind Group Limited, a British Virgin Islands company (“Innomind”), Jade Mountain Corporation, a Nevada corporation (“JMC”).

WHEREAS, Zhang owns 100% of the issued and outstanding capital stock of Innomind, such capital stock being hereinafter referred to as the “Innomind Shares”; and

WHEREAS, (i) Zhang and Innomind believe it is in their respective best interests for Zhang to exchange the Innomind Shares for 17,899,643 shares (the “JMC Shares”) of original issue common stock, par value $.0001 per share, of JMC (“Common Stock”), and (ii) JMC believes it is in JMC’s best interest to acquire the Innomind Shares in exchange for the JMC Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, it is the intention of the parties that: (i) JMC shall acquire 100% of the Innomind Shares in exchange solely for the amount of JMC Shares set forth herein; (ii) said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

WHEREAS, immediately following the consummation of the Share Exchange, and pursuant to a Securities Purchase Agreement to be dated as of the Closing Date (as hereinafter defined) by and among JMC, Innomind, Dalian RINO Environment Engineering Science & Technology Co., Ltd., and the investors named therein (the “Investors”) substantially in the form set forth as Exhibit A hereto (the “Securities Purchase Agreement”), JMC intends to enter into a private placement with accredited investors whereby, in consideration of $24,480,319 in gross private placement proceeds, JMC will issue to the Investors 5,464,357 shares of JMC Common Stock (the “Private Placement”); and

WHEREAS, On August 31, 2007, JMC’s Board of Directors authorized a one hundred (100) shares for one (1) share forward split of JMC’s issued and outstanding Common Stock (the “Forward Split”); and

WHEREAS, immediately prior to the Share Exchange, not more than 491,000 shares of JMC’s Common Stock (giving effect to the Forward Split) shall be issued and outstanding; and

WHEREAS, the parties hereto agree that the capitalization table upon which the transactions contemplated by this Agreement and the Private Placement are based is set forth as Exhibit B hereto.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1 Agreement to Exchange Innomind Shares for JMC Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, Zhang shall assign, transfer, convey and deliver the Innomind Shares to JMC, and in consideration and exchange therefor JMC shall assign, transfer, convey and deliver the JMC Shares to Zhang.

Section 1.2 Capitalization at the Closing. On the Closing Date, immediately before the consummation of the Share Exchange, JMC shall have as authorized capital stock a total of 10,000,000,000 shares of Common Stock, par value $.0001 per share, of which not more than 491,000 shares (giving effect to the Forward Split) shall be issued and outstanding, and 50,000,000 shares of undesignated preferred stock, par value $.0001 per share, of which no shares shall be issued and outstanding

Section 1.3 Closing and Actions at Closing.

(a) The closing of the Share Exchange (the "Closing") shall take place at 5:00 p.m. E.D.T. on the day the conditions to closing set forth in Articles V and VI have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022.

(b) At the Closing: (i) Zhang shall deliver to JMC the stock certificates together representing one hundred percent (100%) of the Innomind Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank; (ii) in full consideration and exchange for the Innomind Shares, JMC shall issue and deliver to Zhang a stock certificate representing all of the JMC Shares; (iii) Zhang shall deliver to JMC documentary evidence satisfactory to counsel for JMC that The Innomind Trust has been duly and validly established and is validly subsisting under the laws of the British Virgin Islands; (iv) immediately upon the issuance and delivery of the JMC Shares to Zhang, Zhang shall convey, transfer and assign the JMC Shares, together with all of his right, title and interest in and to the JMC Shares, to The Innomind Trust, a British Virgin Islands trust, to be held by the trustee thereunder for the benefit of Zou Dejun and Qiu Jianping, each a resident of the Peoples’ Republic of China (the “Trust Conveyance”); and (v) The Innomind Trust, or the trustee thereunder, shall deliver to JMC documentary evidence satisfactory to counsel for JMC that the Trust Conveyance has been consummated.

ARTICLE II

THE INNOMIND TRUST

Section 2.1 Organization. Prior to the Closing Date Zhang shall establish, organize and settle The Innomind Trust in accordance with the laws of the British Virgin Islands, and in connection therewith take all actions and do or cause to be done all things necessary under such laws for The Innomind Trust and the trustee thereunder to take title to the JMC Shares pursuant to Section 1.3(b) of this Agreement and otherwise conduct its affairs in accordance with the Settlement (the “Trust Settlement”) of said Trust substantially in the form annexed hereto as Exhibit C.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF JMC

JMC hereby represents, warrants and agrees that the statements in the following subsections of this Article III are all true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date:

Section 3.1 Corporate Organization

(a) JMC is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by JMC or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of JMC (a "JMC Material Adverse Effect");

(b) Copies of the Articles of Incorporation and By-laws of JMC, with all amendments thereto to the date hereof, have been furnished to Zhang and Innomind, and such copies are accurate and complete as of the date hereof. The minute books of JMC are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of JMC from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of JMC.

Section 3.2 Capitalization of JMC.

(a) On the Closing Date, immediately before the consummation of the Share Exchange and giving effect to the Forward Split, the entire authorized capital stock of JMC shall consist of: (i) 10,000,000,000 shares of Common Stock, par value $.0001 per share, of which not more than 491,000 shares shall be issued and outstanding, and (ii) 50,000,000 shares of “blank check” preferred stock, par value $.0001 per share, of which no shares shall be issued and outstanding.

(b) The issuance of the JMC Shares will be in accordance with the provisions of this Agreement. On the Closing Date all of the issued and outstanding shares of Common Stock and all of the JMC Shares to be issued pursuant to this Agreement will have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws, and will have been issued free of preemptive rights of any security holder. As of the date of this Agreement there are, and as of the Closing Date there will be, no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or to become outstanding any shares of JMC’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to JMC or any Common Stock, or any voting trusts, proxies or other agreements or understandings with respect to the voting of JMC’s capital stock.

Section 3.3 Subsidiaries and Equity Investments. JMC does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity, including without limitation any direct or indirect Subsidiary of JMC. For purposes of this Agreement, a “Subsidiary” of a company means any entity in which, at the date of this Agreement, such company or any of its Subsidiaries directly or indirectly owns any of the capital stock, equity or similar interests or voting power of such entity.

Section 3.4 Authorization and Validity of Agreements. JMC has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of JMC and is enforceable against JMC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights or by other equitable principles of general applicability. JMC need not give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act of 1933, as amended (the “Securities Act”) and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) resulting from the issuance of the JMC Shares. The execution and delivery of this Agreement by JMC, and the consummation by JMC of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of JMC, and no other corporate proceedings on the part of JMC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. Neither the execution and delivery of this Agreement by JMC, nor the consummation by JMC of the transactions contemplated hereby will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which JMC is subject, or any provision of JMC’s Articles of Incorporation, as amended, or By-laws, as amended; (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which JMC is a party or by which it is bound, or to which any of its assets is subject; or (iii) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of JMC’s assets, including without limitation the JMC Shares.

Section 3.6 Material Agreements. JMC is not a party to or bound by any contracts, including, but not limited to, any:

a.	employment, advisory or consulting contract;

b.	plan providing for employee benefits of any nature;

c.	lease with respect to any property or equipment;

d.	contract, agreement, understanding or commitment for any future expenditure in excess of $1,000 in the aggregate;

e.	contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization;

f.
agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

Section 3.7 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by JMC to arise, between JMC and any accountants and/or lawyers formerly or presently employed by JMC. JMC is current with respect to fees owed to its accountants and lawyers.

Section 3.8 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of JMC in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.9 Litigation; Compliance with Laws. There is no action, suit, proceeding or investigation pending or, to the best knowledge of JMC, currently threatened against JMC that may affect the validity of this Agreement or the right of JMC to enter into this Agreement or to consummate the transactions contemplated hereby. There is no action, suit, proceeding or investigation pending or, to the best knowledge of JMC, currently threatened against JMC before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against JMC or any of its Subsidiaries. JMC is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by JMC currently pending or which JMC intends to initiate. JMC has been and is in compliance with, and has not received any notice of any violation of any, law, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the rules and regulations of the Securities and Exchange Commission (the “SEC”), or the securities laws and rules and regulations of any state. JMC is not an “investment company” as such term is defined by the Investment Company Act of 1940, as amended. When any reference to the “knowledge” or “best knowledge” of JMC is made in this Agreement, such terms shall mean the knowledge that would be gained from diligent and due inquiry into the matters referenced.

Section 3.10 Financial Statements; SEC Filings.

(a) JMC’s financial statements contained in its periodic reports filed with the Securities and Exchange Commission, (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that those of the Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of JMC as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, JMC has no material liabilities (contingent or otherwise). JMC is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. JMC maintains and will continue to maintain until the Closing a standard system of accounting established and administered in accordance with U.S. GAAP.

(b) (i) JMC has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (such filings, inclusive of all reports and JMC’s registration statement on Form 10-SB filed with the SEC on April 5, 2007 (the “Form 10-SB”), are hereinafter referred to as the “Public Reports”). Each of the Public Reports has complied with the Securities Act and the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder, as the case may be, in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. The Form 10-SB, at the time it became effective, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made therein not misleading. The financial statements, including the notes thereto, included in the Public Reports have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of JMC as of such dates and the results of operations of JMC for such periods; provided, however, that the financial statements for all interim periods are subject to normal year-end adjustments and lack certain footnotes and other presentation items otherwise required by GAAP. To the knowledge of JMC there is no event, fact or circumstance that would cause any certification signed by any officer of JMC in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. The Common Stock of JMC covered by the Form 10-SB is validly, properly and effectively registered under the Exchange Act in accordance with all applicable federal securities laws and trades on the OTC Bulletin Board. There is no revocation order, suspension order, injunction or other proceeding or law affecting the effectiveness of JMC’s Exchange Act registration or the trading of its Common Stock. The consummation of the transactions contemplated by this Agreement do not conflict with and will not result in any violation of any NASD or OTC Bulletin Board trading requirement or standard applicable to JMC or its Common Stock.

(c) Since the date of the filing of its quarterly report on Form 10-QSB for the quarter ended June 30, 2007, except as specifically disclosed in the Public Reports and except as set forth on Schedule 3.10: (i) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect (for purposes of this Section 2.10, a “Material Adverse Effect” means any event, occurrence, fact, condition, change or effect that is materially adverse to the business, assets, condition (financial or otherwise), operating results or prospects of JMC); (ii) JMC has not incurred any liabilities, contingent or otherwise, other than professional fees, which are accurately disclosed in the Public Reports; (iii) except for the Forward Split, JMC has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities; or (iv) JMC has not made any loan, advance or capital contribution to or investment in any person or entity.

Section 3.11 Books and Financial Records. All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of JMC have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of JMC.

Section 3.12 Employee Benefit Plans. JMC does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 3.13 Tax Returns, Payments and Elections. JMC has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below). All such Tax Returns are accurate, complete and correct in all material respects, and JMC has timely paid all Taxes due. JMC has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 3.14 Absence of Liabilities. As of the Closing Date, JMC will have no liabilities of any kind whatsoever. JMC is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 3.15 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by JMC at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ZHANG AND INNOMIND

Unless otherwise provided below, Zhang and Innomind hereby jointly and severally represent, warrant and agree that the statements in the following subsections of this Article IV are all true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date:

Section 4.1 Corporate Organization. Innomind is organized as a business company under the laws of the British Virgin Islands; is duly organized, validly existing and in good standing under the laws of the British Virgin Islands; and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted. Innomind is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and to consummate the transactions contemplated under this Agreement, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Innomind. Innomind has complete and correct copies of its memorandum and articles of association and bylaws or similar governing, organization or charter documents (collectively referred to herein as "Charter Documents"). Innomind is not in violation of any of the provisions of its Charter Documents. The minute books or the equivalent of Innomind contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and shareholders ("Corporate Records"), since the time of its organization until the date hereof. The register of members and other ownership records of the shares in Innomind (the “Share Records”) are true, complete and accurate records of the ownership of such shares as of the date thereof and contain all issuances and transfers of such shares since the time of Innomind’s incorporation.

Section 4.2 Establishment of The Innomind Trust. Zhang hereby individually warrants and represents that as of the Closing Date The Innomind Trust: (i) shall have been established, organized and settled; (ii) is duly organized, validly existing and in good standing as a revocable trust under the laws of the British Virgin Islands; (iii) has the requisite power and authority to own, lease and operate its assets and properties and to conduct its affairs as set forth in the Trust Settlement; and (iv) is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate the properties and assets it purports to own, operate or lease, and to consummate the transactions contemplated by this Agreement,

Section 4.3 Capitalization of Innomind; Title to the Innomind Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, Innomind shall be authorized to issue 50,000 shares, par value US $1.00 per share, 10 shares of which, constituting all of the Innomind Shares, will be issued and outstanding. All of the Innomind Shares are owned of record by Zhang. The Innomind Shares are the sole outstanding shares in Innomind, and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares or any un-issued or treasury shares in Innomind.

Section 4.4 Subsidiaries and Equity Investments.

a. Each Subsidiary and affiliated company of Innomind is set forth on Schedule 4.4(a).

b. Except as set forth on Schedule 4.4(a), Innomind does not, directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity. For each entity listed thereon, Schedule 4.4(a) sets forth its jurisdiction of organization and the percentage of the outstanding capital stock or other equity interests of such entity that is held by Innomind. Each entity listed on Schedule 4.4(a) is duly organized and validly existing and, except as set forth on Schedule 4.4(a), is in good standing under the laws of the jurisdiction of its formation; has the requisite power and authority to own its properties and to carry on its business as now being conducted; and, if applicable, is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect.

Section 4.5 Authorization and Validity of Agreements. Innomind has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Zhang warrants and represents that he has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of JMC and of Zhang, and is enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights or by other equitable principles of general applicability. Neither Innomind nor Zhang need give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it or him, as the case may be, to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the Innomind Shares. The execution and delivery of this Agreement by Innomind and by Zhang, and the consummation by Innomind and by Zhang of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Innomind, and no other corporate proceedings on the part of Innomind or other actions on the part of Zhang are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 4.6 No Conflict or Violation. Neither the execution and delivery of this Agreement by Innomind and by Zhang, nor the consummation by Innomind and/or Zhang of the transactions contemplated hereby will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which Innomind and/or Zhang is subject, or any provision of Innomind’s Charter Documents; (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Innomind is a party or by which it is bound, or to which any of its assets is subject; or (iii) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of Innomind’s assets, including without limitation the Innomind Shares.

Section 4.7 Investment Representations.

(a) The JMC Shares will be acquired hereunder solely for the account of Zhang and The Innomind Trust, for investment, and, subject to the Trust Settlement, not with a view to the resale or distribution thereof. Each of Zhang and The Innomind Trust understands and is able to bear any economic risks associated with acquiring the JMC Shares. Each of Zhang and The Innomind Trust has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the JMC Shares.

(b) No offer to enter into this Agreement has been made by JMC to Zhang or to The Innomind Trust in the United States. None of Zhang or, to the best knowledge of Zhang and Innomind, The Innomind Trust, or any affiliate of either of them or any person acting on behalf of either of them or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the JMC Shares, including, but not limited to, effecting any sale or short sale of securities through Zhang or The Innomind Trust, or any affiliate of either of them, prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”). This Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, the JMC Shares are being acquired for investment purposes by Zhang and The Innomind Trust, and all offers and sales of the JMC Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons (within the meaning of Regulation S) or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither Zhang or The Innomind Trust, nor the representatives of either of them, has conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S, and neither Zhang, The Innomind Trust, nor any representative of either of them, will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

Section 4.8 Brokers’ Fees. Neither Zhang nor Innomind has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than to Douglas Securities LLC.

Section 4.9 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of Zhang or Innomind in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 4.10 Survival. Each of the representations and warranties set forth in this Article IV shall be deemed represented and made by Zhang and/or Innomind and/or The Innomind Trust, as the case may be, at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Certain Changes and Conduct of Business.

(a) From and after the date of this Agreement and until the Closing Date, JMC shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of JMC contained herein, and without the prior written consent of Zhang (which may be withheld for any reason or no reason), will not, except as required or permitted pursuant to the terms hereof and the Private Placement:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.
except as provided in Section 5.6 hereof, make any change in its Charter Documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	except as provided in Section 5.6 hereof:

A.
incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures, shares of capital stock, phantom stock, stock appreciation rights or other debt or equity corporate securities, or grant any option, warrant or other right to purchase or otherwise acquire any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or

B.	issue any securities convertible or exchangeable for debt or equity securities of JMC;

iv.
make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.
subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have an JMC Material Adverse Effect;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

vii.
enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right;

xvi.	commit itself to do any of the foregoing.

(b) From and after the date of this Agreement, Innomind will, and Zhang will cause Innomind to:

i.	continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

ii.
file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

iii.	continue to conduct its business in the ordinary course consistent with past practices;

iv.	keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

v.	continue to maintain existing business relationships with suppliers.

(c) From and after the date of this Agreement, Zhang will not sell, transfer, convey, assign or otherwise dispose of, or contract or otherwise agree to sell, transfer, convey, assign or otherwise dispose of any of the Innomind Shares except as provided by this Agreement.

Section 5.2 Access to Properties and Records. Zhang and Innomind shall afford to JMC’s accountants, counsel and authorized representatives, and JMC shall afford to Zhang's and Innomind’s accountants, counsel and authorized representatives, full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 5.3 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement, nor any of its officers or directors (subject to such director's fiduciary duties), nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party except for the Private Placement. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

Section 5.4 Consents and Approvals. The parties shall: (i) use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and (ii) diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 5.5 Public Announcement. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 5.6 Permitted Stock Issuances. From and after the date of this Agreement until the Closing Date, neither JMC nor Innomind shall issue any additional shares of its capital stock, except that JMC may: (i) on the Closing Date issue the JMC Shares as hereinbefore provided; (ii) on the Closing Date issue 20,000 shares of its Common Stock to Eric Gan (“Gan”) in full satisfaction of the obligations of Dalian RINO Environmental Engineering Science and Technology Co., Ltd. (“RINO”) under that certain Compensation Agreement by and among Gan and RINO, a copy of which is annexed hereto as Exhibit D, and (y) (iii) prior to the Closing Date increase its authorized Common Stock and correspondingly forward split its outstanding Common Stock, each on a one hundred share for one share basis, in order to facilitate the Private Placement; and (iv) in connection with the Private Placement issue up to an aggregate of (x) 5,464,357 shares of Common Stock to accredited investors pursuant to the terms of the Securities Purchase Agreement, and (y) an aggregate of 1,125,000 shares of Common Stock as advisory and placement fees.

Section 5.7 Piggy Back Registration Rights for Glenn A. Little. JMC shall notify Glenn A. Little (“Little”) in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of JMC (including, but not limited to, registration statements relating to secondary offerings of securities of JMC, but excluding (i) registration statements relating to any employee benefit plan, (ii) registration statements covering the issuance or resale of securities issued in or with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, and (iii) registration statements related to stock issued upon conversion of debt securities) and will afford Little an opportunity to include in such registration statement up to 116,000 shares of JMC Common Stock (the “Little Shares”). In the event that Little desires to include all or any part of the Little Shares in any such registration statement, he shall, within fifteen (15) days after the above-described notice from JMC, so notify JMC in writing. Such notice shall state the intended method of disposition of the Little Shares. If Little decides not to include all of the Little Shares its in any registration statement thereafter filed by JMC, Little shall nevertheless continue to have the right to include all or part of the Little Shares in any subsequent registration statement or registration statements as may be filed by JMC with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting.  If the registration statement under which JMC gives notice under this Section 5.7 is for an underwritten offering, JMC shall so advise Little, and in such event, Little’s right to be included in a registration pursuant to this Section 5.7 shall be conditioned upon Little’s participation in such underwriting and the inclusion of the Little Shares in the underwriting to the extent provided herein. If Little proposes to distribute the Little Shares through such underwriting, he shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by JMC. Notwithstanding any other provision of this Agreement, if JMC or the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to JMC; second, to the holders of registrable securities of JMC (including Little with respect to the Little Shares) on a pro rata basis based on the total number of registrable securities held by those holders; and third, to any stockholder of JMC (other than a holder of registrable securities) on a pro rata basis; provided, however, if such offering is the Initial Offering, all registrable securities (including the Little Shares) may be excluded from the Initial Offering. If Little disapproves of the terms of any such underwriting, Little may elect to withdraw therefrom by written notice to JMC and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Little Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(b) Right to Terminate Registration.  JMC shall have the right to terminate or withdraw any registration initiated by it under this Section 5.7 prior to the effectiveness of such registration whether or not Little or any other holder of registrable securities has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by JMC.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by JMC . JMC, notwithstanding any termination of this Agreement, shall indemnify and hold harmless each of Zhang, Innomind and The Innomind Trust, together with their respective officers, directors, agents and employees, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review, arising out of or in connection with: (i) the execution, delivery or performance of this Agreement by JMC; or (ii) any violation or breach by JMC of any covenant, agreement, representation or warranty of JMC; or (iii) any representation or warranty of JMC contained in this Agreement being or becoming untrue.

Section 6.2 Indemnification by Zhang and Innomind. Each of Zhang and Innomind shall severally indemnify and hold harmless JMC and JMC’s directors, officers, agents and employees, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or in connection with: (i) the execution, delivery or performance of this Agreement by JMC; or (ii) any violation or breach by Zhang and/or Innomind of any covenant, agreement, representation or warranty of JMC; or (iii) any representation or warranty of Zhang and/or Innomind contained in this Agreement being or becoming untrue.

Section 6.3 Conduct of Indemnification Proceedings. If any lawsuit, arbitration or other judicial or administrative proceeding (a “Proceeding”) shall be brought or asserted against any individual or entity (a “Person”) entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party within ten (10) business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

Section 6.4 Contribution. If a claim for indemnification under Section 6.1 or 6.2 is due but unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the Share Exchange and other transactions contemplated by this Agreement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault, as applicable, of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.3, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF ZHANG AND INNOMIND

The obligations of Zhang and Innomind to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both Zhang and Innomind in Zhang’s sole discretion:

Section 7.1 Representations and Warranties of JMC. All representations and warranties made by JMC in this Agreement shall be true and correct on and as of the Closing Date as if again made by JMC on and as of such date.

Section 7.2 Agreements, Covenants and Conditions. As of the Closing Date, JMC shall have shall have performed, satisfied and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

Section 7.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 7.4 No Violation of Orders. As of the Closing Date, no preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of JMC shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 7.5 Closing Certificates. At the Closing, Zhang and Innomind shall have received: (i) from an officer of JMC a certificate to the effect that each of the conditions specified in Sections 7.1 - 7.4 hereof has been satisfied in all respects; and (ii) an incumbency certificate as to Little.

Section 7.6 Other Closing Documents. At the Closing, Zhang and Innomind shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of JMC, JMC’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as Zhang, Innomind and/or their respective counsel may reasonably request.

Section 7.7 Consummation of Private Placement. Concurrently with or immediately prior to the Closing hereunder, the Private Placement and the financing contemplated thereby and by the Securities Purchase Agreement shall have closed.

Section 7.8 JMC Deliverables. At the Closing, JMC shall have delivered to Zhang the items specified in Section 1.3(b)(ii) hereof.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF JMC

The obligations of JMC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by JMC in its sole discretion:

Section 8.1 Representations and Warranties of Zhang and Innomind. All representations and warranties made by Zhang and Innomind in this Agreement shall be true and correct on and as of the Closing Date as if again made by Zhang and Innomind, as applicable, on and as of such date.

Section 8.2 Agreements, Covenants and Conditions. As of the Closing Date, each of Zhang and Innomind shall have performed, satisfied and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by each of them at or prior to the Closing.

Section 8.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect as of and on the Closing Date.

Section 8.4 No Violation of Orders. As of the Closing Date, no preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Innomind, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 8.5 Closing Certificates. At the Closing, JMC shall have received: (i) from each of Zhang and an officer of Innomind a certificate to the effect that each of the conditions specified in Sections 8.1 - 8.4 hereof has been satisfied in all respects; and (ii) from an officer of Innomind an incumbency certificate as to Zhang.

Section 8.6 Other Closing Documents. At the Closing, JMC shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Zhang and/or Innomind, as applicable, the performance of Zhang’s and Innomind’s obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as JMC or its counsel may reasonably request.

Section 8.7 Consummation of Private Placement. Concurrently with or immediately prior to the Closing hereunder, the Private Placement and the financing contemplated thereby and by the Securities Purchase Agreement shall have closed.

Section 8.8  Zhang and Innomind Deliverables. At the Closing, Zhang shall have delivered to JMC the items specified in Section 1.3(b)(i) and (iii) hereof.

Section 8.9 The Innomind Trust Deliverables. At the Closing, The Innomind Trust shall have delivered to JMC the item specified in Section 1.3(b)(v) hereof.

ARTICLE IX

TERMINATION AND ABANDONMENT

Section 9.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a. By the mutual written consent of Zhang, Innomind and JMC;

b. By JMC upon a material breach on the part of Zhang or Innomind of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Zhang or Innomind shall become untrue, in either case such that any of the conditions set forth in Article VIII hereof would not be satisfied (a "Zhang /Innomind Breach"), and such breach, if capable of cure, has not been cured within ten (10) days after receipt by Zhang and Innomind of a written notice from JMC setting forth in detail the nature of such Zhang/Innomind Breach;

c. By Zhang and Innomind, upon a material breach on the part of JMC of any representation, warranty, covenant or agreement set forth in this Agreement, or, if any representation or warranty of JMC shall become untrue, in either case such that any of the conditions set forth in Article VII hereof would not be satisfied (a "JMC Breach"), and such breach, if capable of cure, has not been cured within ten (10) days after receipt by JMC of a written notice from Zhang and Innomind setting forth in detail the nature of such JMC Breach;

d. By either JMC or Zhang and Innomind, if the Closing shall not have been consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either Zhang and Innomind or of JMC if the Closing shall not have been consummated as a result of Innomind or JMC having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date; or

e. By either Zhang and Innomind or JMC if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 9.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating parties to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article IX shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 3.14 and 4.9. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 10.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 10.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 10.4 Fees and Expenses. All legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 10.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to Zhang or Innomind, to:

Zhang Ze
Innomind Group Limited
c/o Dalian RINO Environmental Engineering Science and Technology Co.,Ltd.
No. 11 Youquan Road, Zhanqian Street
Jinzhou District,
Dalian, 116100
People’s Republic of China

Cell: +86-13942631278 (Mr. Zou)
+86-13504086222 (Ms. Qiu)
Email: dzou@rinogroup.com (Mr. Zou)
aqiu@rinogroup.com (Ms. Qiu)
schian54@163.com (Ivy Su) [CFO, English speaking]

with copies to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008, ext. 127
Fax No.: (212) 688-7273

If to JMC, to:

Jade Mountain Corporation
211 West Wall Street
Midland, Texas 79701
Attention: Glenn A. Little
Tel. No.: (432) 682-1761
Fax No.: (432) 682-2560

with copies to:

Steven L. Siskind, Esq.
645 Fifth Avenue, Suite 403
New York, New York 10022
Tel. No.: (212) 750-2002
Fax No.: (212) 838-7982

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 10.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 10.5

Section 10.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 10.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 10.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 10.10 Convenience of Forum; Consent to Jurisdiction; Law and Venue. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York or the State of Texas depending on venue as hereinafter set forth, without regard to conflicts of law provisions. Any litigation between the parties commenced by Zhang or Innomind shall be conducted in the appropriate federal or state courts with jurisdiction in Midland, Texas. Any litigation between the parties commenced by JMC shall be conducted in the state or federal courts of the State of New York, County of New York. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.5.

Section 10.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ Zhang Ze
Zhang Ze

INNOMIND GROUP LIMITED

By: /s/ Zhang Ze
       Zhang Ze, President

JADE MOUNTAIN CORPORATION

By: /s/ Glenn A. Little
       Glenn A. Little, President

EXHIBIT A

Securities Purchase Agreement

EXHIBIT B

Capitalization Table

EXHIBIT C

Form of Settlement of The Innomind Trust

EXHIBIT D

Compensation Agreement among Eric Gan and Dalain RINO Environment Engineering Science and Technology Co., Ltd.

Schedule 3.2

Outstanding Options, Warrants, Rights, etc. to Acquire JMC Capital Stock

1. Issuance in connection with the Closing of 20,000 shares of its Common Stock to Eric Gan (“Gan”) in satisfaction of the obligation of Dalian RINO Environment Engineering Science and Technology Co., Ltd. (“RINO”) under the Compensation Agreement among RINO and Gan, dated July 30, 2007.

2. Issuance in connection with the Closing of 250,000 shares of Common Stock to Chief Capital, Ltd., as advisory fee.

3. Issuance in connection with the Closing of 875,000 shares of Common Stock to Douglas Securities, LLC, as advisory fee.

4. Issuance in connection with the Closing to Douglas Financial of 6-year warrants to purchase 382,500 shares of Common Stock at $5.376 per share.

Schedule 3.10

JMC Dividends, Distributions, Redemptions, etc.

Schedule 4.4(a)

Subsidiaries and Equity Interests of Innomind

		% Equity
		Owned by
Subsidiary	Jurisdiction of Organization	Innomind

Dalian Innomind Environment	People’s Republic of China	100%
Engineering Co., Ltd.